Exhibit 99.1

iAnthus Announces Massachusetts Regulatory Approval for Recapitalization Transaction

NEW YORK and TORONTO, June 10, 2022 /CNW/ - iAnthus Capital Holdings, Inc. ("iAnthus" or the "Company") (CSE: IAN) (OTCPK: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States announces that on June 9, 2022, the Massachusetts Cannabis Control Commission (the "CCC") approved the application (the "COC Application") for a proposed change of ownership and control of the Company's wholly-owned subsidiary, Mayflower Medicinals, Inc. ("Mayflower") contemplated by Company's previously announced recapitalization transaction (the "Recapitalization Transaction").

On June 17, 2021, the CCC approved the applications for the proposed change of ownership and control of the then-current licenses held by Mayflower and the Company's wholly-owned subsidiary, Cannatech Medicinals, Inc., contemplated by the Recapitalization Transaction (the "June 17 Approval").  On August 12, 2021, the CCC approved Mayflower's pending application for a Marijuana Establishment retail license for its Allston, Massachusetts retail location (the "Allston License").  As a result of the August 21, 2021 approval relating to the Allston License, the COC Application had to be approved before the June 17 Approval could be implemented.  Now that the COC Application has been approved, the June 17 Approval is now a final approval.

The Company continues to diligently seek the remaining regulatory approvals in New Jersey and New York. Given that only two regulatory approvals remain outstanding for the Recapitalization Transaction, the Company expects to close the Recapitalization Transaction in the near term.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

COVID-19 Risk Factor

The Company may be impacted by business interruptions resulting from pandemics and public health emergencies, including those related to COVID-19. An outbreak of infectious disease, a pandemic, or a similar public health threat, such as the recent outbreak of COVID-19, or a fear of any of the foregoing could adversely impact the Company by causing operating, manufacturing, supply chain, and project development delays and disruptions, labor shortages, travel, and shipping disruption and shutdowns (including as a result of government regulation and prevention measures). It is unknown whether and how the Company may be affected if such a pandemic persists for an extended period of time, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. Although the Company has been deemed essential and/or has been permitted to continue operating its facilities in the states in which it cultivates, processes, manufactures, and sells cannabis during the pendency of the COVID-19 pandemic, there is no assurance that the Company's operations will continue to be deemed essential and/or will continue to be permitted to operate. The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition, and the trading price of the Company's common shares.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company's reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company's Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as "will," could," plan," estimate," expect," intend," may," potential," believe, "should" and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development and results of operations and the timing and outcome of the closing of the Recapitalization Transaction.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission have reviewed, approved or disapproved the content of this news release.

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SOURCE iAnthus Capital Holdings, Inc.

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/June2022/10/c9569.html

%CIK: 0001643154

For further information: Corporate/Media/Investors: Julius Kalcevich, CFO, iAnthus Capital Holdings, Inc., 1-646-518-9411, investors@ianthuscapital.com

CO: iAnthus Capital Holdings, Inc.

CNW 08:15e 10-JUN-22